                                                                    EXHIBIT 99.1


                                  MODTECH, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Modtech, Inc. ("Modtech") hereby appoints Evan M. Gruber and Michael G. Rhodes as attorneys, agents, and proxies of the undersigned, with full power of substitution in each of them, to vote, in the name and on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of Modtech to be held on December __, 1998 at 10:00 a.m., at the Sheraton Newport Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660, and at all adjournments thereof, all of the shares of Common Stock of Modtech which the undersigned would be entitled to vote if personally present, with all powers the undersigned would possess if personally present.

     PROPOSAL: To approve and adopt the Agreement and Plan of Reorganization and Merger, dated September 28, 1998 (the "Merger Agreement"), by and between Modtech and SPI Holdings, Inc., a Colorado corporation, and to approve the transactions contemplated thereby, including the merger of Modtech with Modtech Sub, Inc., a Delaware corporation.


     [ ]  FOR                   [ ]  AGAINST                [ ]  ABSTAIN



     The undersigned hereby acknowledge receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus (the "Proxy Statement") dated ___________, 1998 relating to the Special Meeting.

     ALL SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND SENT BUT NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. SHARES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING FOR WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED. PROXIES NOT RECEIVED OR VOTES TO ABSTAIN WILL BE TREATED AS VOTES AGAINST THE PROPOSALS.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSED MERGER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

     Please sign exactly as your name appears below, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.


                                             Dated _______________________, 1998

                                             ___________________________________
                                                         Signature

                                             ___________________________________
                                                  Signature (if held jointly)


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.